Exhibit 99.1

CERNER ANNOUNCES APPOINTMENT OF DAVID FEINBERG, M.D. AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Highly Accomplished Visionary with Proven Track Record of Leading Healthcare Businesses

Cerner Board Separates Chairman and CEO Roles and Names William Zollars Chairman of Board of Directors

KANSAS CITY, Mo. - August 19, 2021 - Cerner Corporation (Nasdaq: CERN) today announced that its Board of Directors has appointed David Feinberg, M.D., MBA, as President and Chief Executive Officer, effective October 1, 2021. He succeeds Brent Shafer, who previously announced his decision to transition from chairman and CEO. Dr. Feinberg will serve as a member of the Board of Directors. Cerner's current President, Donald Trigg, will leave Cerner. Cerner's Board of Directors also announced that it will separate the roles of chairman and Chief Executive Officer and has appointed William Zollars as independent chairman, also effective October 1, 2021.

Dr. Feinberg, 59, has served in numerous senior leadership roles during his more than 25-year career in healthcare, and joins Cerner from Google. Since 2019, Dr. Feinberg was the Vice President of Google Health, where he led Google's worldwide health efforts, bringing together groups from across Google and Alphabet that used artificial intelligence, product expertise and hardware to tackle some of healthcare's biggest challenges, and was responsible for organizing and innovating Google's various healthcare initiatives. Prior to Google, he served as President and CEO of Geisinger Health—a physician-led health system, and one of the nation's most innovative health services organizations. At Geisinger, Dr. Feinberg led an operational turnaround, and pushed the use of new platforms and tools, including an IT system called a Unified Data Architecture that allowed the company to integrate big data into existing data analytics and management systems. During his Geisinger tenure, Dr. Feinberg also introduced programs and services to put a greater focus on precision medicine and better patient care. Prior to Geisinger, Dr. Feinberg worked at UCLA for more than 20 years and served in a number of leadership roles, including President, CEO and Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA’s Ronald Reagan Medical Center. Throughout his career, Dr. Feinberg has been driven by a passion to leverage technology to better-enable providers to deliver the very best clinical care.

"Over the past few months, our Board conducted an extensive search for a CEO candidate with the expertise and ability to effectively capitalize on the opportunities in the market we serve," said Mitch Daniels, member of the Cerner Board and Chair of the Nominating, Governance and Public Policy Committee. "With his exceptional track record of leading and innovating programs to improve patient care, technology experience, and industry expertise, we believe Dr. Feinberg is the ideal CEO to lead Cerner in its next chapter of growth and success."

"On behalf of the entire Cerner Board and organization, I want to thank Brent for his dedicated service and commitment to transforming Cerner over the last three-plus years and express our appreciation that he will ensure a smooth transition," said William Zollars, lead independent director and incoming chairman of the Board. "We are fortunate to have someone with Dr. Feinberg's skills, vision and operational expertise to lead Cerner at such a pivotal time in our evolution. We are thrilled to welcome him to the Cerner family and look forward to benefiting from his insights and leadership as we continue evolving and executing our strategies."

"I am honored to join Cerner and look forward to working closely with Cerner's talented associates as we continue to profitably grow the business by driving global healthcare transformation," Dr. Feinberg said. "Throughout my career, I've been guided by the goal of improving patient health and reducing the complexity of the healthcare system. I am thrilled to join a company that is so uniquely well-positioned to provide technology solutions that enable clinicians to take better care of patients while driving better clinical, operational, and financial outcomes for organizations of all sizes. I look forward to expanding opportunities for Cerner clients and associates while affecting real change in healthcare and enhancing value for our shareholders."

"Cerner will be well-served under Dr. Feinberg's capable leadership," Mr. Shafer said. "Dr. Feinberg has had an exceptional career in healthcare, and his industry expertise, patient-centric mindset, and organizational leadership experience make him ideally qualified to lead the company through its next chapter. I am delighted to work closely with Dr. Feinberg as we begin the transition."

Mr. Zollars said, "I would like to thank Don for his impact at Cerner. He has helped shape the trajectory of the company and our role within the industry. We wish him the best in his future endeavors."

About David Feinberg, M.D.

In his most recent role, Dr. Feinberg served as Vice President of Google Health. Prior to that role Dr. Feinberg was President & CEO of Geisinger, one of the nation's most innovative health services organizations. While at Geisinger, David oversaw 13 hospital campuses, a 600,000-member health plan, research centers, and various initiatives aimed at better engaging patients around their health and well-being. Prior to Geisinger, Dr. Feinberg served as CEO of UCLA's hospitals and associate vice chancellor of UCLA Health Sciences, as well as president of UCLA Health System. Dr. Feinberg earned his undergraduate degree at the University of California, Berkeley. He graduated with distinction from the University of Health Sciences/Chicago Medical School. He completed an internship in pediatrics at Loyola University Medical Center, and residency and fellowship training in psychiatry, addiction psychiatry, and child and adolescent psychiatry at the UCLA School of Medicine. He earned a Master of Business Administration from Pepperdine University. A well-known national speaker and author of numerous articles and co-author of "ProvenCare," Dr. Feinberg is a member of the Alpha Omega Alpha Medical Honor Society, a Distinguished Fellow of American Psychiatric Association and received the Cancro Academic Leadership Award from the American Academy of Child & Adolescent Psychiatry.

About William Zollars

Mr. Zollars has been a member of the Cerner Board of Directors since May 2005 and has served as lead independent director since April 2019. Mr. Zollars is the former chairman, president and chief executive officer of YRC Worldwide (now known as YRC Freight). YRC Freight provides transportation and global logistics services. He was president of Yellow Transportation, Inc., from September 1996 through November 1999. Prior to that, Mr. Zollars was senior vice president of Ryder Integrated Logistics. He also held various executive positions with Eastman Kodak and serves on the board of directors of Prologis, Inc. Mr. Zollars has a bachelor's in economics from the University of Minnesota and is a member of Phi Beta Kappa.

Cerner's Board of Directors retained Heidrick & Struggles, a leading global executive search firm, to assist in its search process.

About Cerner

Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com

Cerner's Internet Home Page : www.cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "believe", "opportunities" and "positioned" are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding Cerner's future growth or success. Factors that could cause or contribute to such differences include, but are not limited to, the risks associated with the loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange

Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.